SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2013

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in periodic reports filed by Asterias Biotherapeutics, Inc. with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

We have entered into a lease for an office and research facility located at 6300 Dumbarton Circle, Fremont, California.  The building on the leased premises contains approximately 44,000 square feet of space.  The lease is for a term of 96 months.  The estimated term commencement date is October 1, 2014 but the term may commence earlier if we commence our use of the premises prior to that date or the term commencement may be delayed if the Landlord does not deliver possession of the premises to us by February 13, 2014.

We will pay base monthly rent of $99,000 during the first 12 months commencing on the term commencement date, except that during the first 15 months of the lease term, we will pay base rent on only 22,000 square feet rather than 44,000 square feet provided that we are not in default in performing our obligations under the lease beyond any notice and cure periods.  Base monthly rent will increase by approximately 3% annually.

In addition to monthly base rent we will pay all real estate taxes, insurance, a management fee in the amount of 3% of base rent, and the cost of maintenance, repair and replacement of the leased premises.  During the first 15 months of the lease term, we will pay only 50% of the real estate taxes assessed on the premises provided that we are not in default in performing our obligations under the lease beyond any notice and cure periods.  However, if any improvements or alterations to the premises that we construct or add are assessed for real property tax purposes at a valuation higher than the valuation of the improvements on the Premises on the date we signed the lease, we will pay 100% of the taxes levied on the excess assessed valuation.

The landlord will provide us with a tenant improvement allowance of $4,400,000, which we plan to use to construct a laboratory and production facility that can be used to produce human embryonic stem cells and related products under current good manufacturing practices (cGMP).  The landlord’s obligation to fund the tenant improvement allowance will expire in 18 months with respect to any portion of the allowance not expended by then.

We have two options to extend the lease term by five (5) years each.  Base rent for each five-year option period shall equal the then-current fair market value, including annual fair market increases.  The fair market rent for an option period will be determined by us and the landlord based on the then current market rent for comparable office and laboratory space in the Fremont/Newark market.  If we and the landlord fail to reach an agreement on the fair market rent, the rent will be set through an arbitration procedure in which we and the landlord will each present our proposed fair market rent and the arbitrator will select the amount that the arbitrator determines more closely represents the fair market rent.

We will be in default under the lease, and the landlord may terminate our lease and may exercise other remedies against us for losses and damages under the lease and applicable law, if any one or more of the following events occurs: (a) we abandon or vacate the leased premises; (b) we fail to make any payment of rent, taxes, or insurance when due, or to we fail to keep the premises free of liens arising from work performed or materials provided, where the failure continues for a period of five days after written notice to us from the landlord; (c) we fail to observe or perform any of our other obligations or covenants contained in the lease (other than those described in (a) or (b)), where the failure continues for a period of thirty (30) days after written notice to us from the landlord; provided that, if the nature of the default is such that it reasonably requires more than thirty (30) days to cure, we will not be deemed to be in default if we commence a cure within such thirty (30) day period and thereafter diligently prosecute the cure to completion no later than ninety (90) days after receipt of the notice from the landlord; (d) we make an assignment for the benefit of creditors; (e) a receiver, trustee or custodian is appointed to take title, possession or control of all or substantially all of our assets; (f) we file a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”) or an order for relief is entered against us pursuant to a voluntary or involuntary proceeding commenced under the Bankruptcy Code; (g) any involuntary petition is filed against us under the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; (h) we fail to deliver an estoppel certificate as required by the lease; or (i) our interest in the lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days.

We and the landlord have agreed to indemnify each other against certain liabilities arising under laws pertaining to the presence of hazardous materials at, on, or about the leased premises.  Our indemnity of the landlord will pertain to any hazardous materials that are brought to or released at the premises in violation of applicable laws after we signed our lease.  The landlord’s indemnity of us will pertain to any hazardous materials that are present at the premises in violation of applicable laws prior to the date we signed the lease.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the Lease set forth in Item 1.01 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated January 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date:	January 2, 2014	By	/s/ Thomas Okarma
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release Dated January 2, 2014